UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2019

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Senior Vice President, Chief Financial Officer, and Treasurer

On March 1, 2019, Everbridge, Inc. (the “Company”) appointed Patrick Brickley as the Company’s Senior Vice President, Chief Financial Officer, and Treasurer, upon the retirement of Kenneth S. Goldman as the Company’s Senior Vice President, Chief Financial Officer, and Treasurer. Mr. Brickley, age 42, joined the Company in May 2015 as Vice President of Finance. From April 2011 to May 2015, he served as Finance Manager for Google, Inc., a multinational technology company.

There is no arrangement or understanding between Mr. Brickley and any other person pursuant to which he was selected as Senior Vice President, Chief Financial Officer, and Treasurer. Mr. Brickley has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Offer Letter and Other Compensatory Arrangements

In connection with Mr. Brickley’s appointment, the Company entered into an offer letter agreement with him dated February 4, 2019 (the “Agreement”). The Agreement does not provide for a specified term of employment and Mr. Brickley’s employment is on an at-will basis. Mr. Brickley will receive an initial annual base salary of $290,000 and is eligible to earn an annual cash incentive bonus of $90,000 pursuant to the Company’s management incentive plan upon the achievement of certain individual and/or Company performance goals set by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”). Mr. Brickley is also eligible to participate in the Company’s employee benefit, welfare and other plans, as may be maintained by the Company from time to time, on a basis no less favorable than those provided to other similarly-situated executives of the Company. Mr. Brickley is also subject to certain customary confidentiality and non-solicitation provisions.

Pursuant to the Agreement, and following formal approval by the Compensation Committee, the Company granted Mr. Brickley the following awards pursuant to the Company’s 2016 Equity Incentive Plan: (i) 62,500 restricted stock units (the “RSU Grant”), with 33% of the RSU Grant vesting on the first anniversary of the date of grant, 33% vesting on the second anniversary of the date of grant, and 34% vesting on the third anniversary of the date of grant, and (ii) 62,500 performance stock units (the “PSU Grant”), with up to 62.5% of the PSU Grant becoming eligible to vest after the second anniversary of the grant date based on the compound annual growth rate (“CAGR”) achieved by the Company during the eight fiscal quarters preceding the then most recent fiscal quarter, and up to an additional 62.5% of the PSU Grant becoming eligible to vest at the end of the fiscal quarter after the third anniversary of the grant date based on the CAGR achieved during the 12 fiscal quarters preceding the then most recent fiscal quarter. The vesting of each award above is subject to Mr. Brickley’s continued service to the Company through each applicable vesting date or event.

If Mr. Brickley’s employment is terminated by the Company without “cause” (as defined in the Agreement) or Mr. Brickley resigns for “good reason” (as defined in the Agreement), he will be entitled to receive (i) six months of his then current base salary, paid over time in accordance with the Company’s payroll practices then in effect, if such termination occurs during the first year after the effective date of the Agreement, or one year of his then current base salary, paid over time in accordance with the Company’s payroll practices then in effect, if such termination occurs more than one year after the effective date of the Agreement (the “Separation Payments”), and (ii) payment of premiums for continued health benefits under COBRA for up to the duration of the applicable period that Mr. Brickley is receiving Separation Payments. In addition, if any such termination or resignation occurs during the first year after the effective date of the Agreement, one-third of Mr. Brickley’s RSU Grant and PSU Grant will vest.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Appointment of Chief Accounting Officer

On January 1, 2019, the Company appointed Phillip E. Huff as the Company’s Chief Accounting Officer. Mr. Huff, age 57, joined the Company in June 2015 as Vice President and Corporate Controller. From March 2008 to March 2015, he served in a variety of senior financial roles for Blackboard Inc., a provider of enterprise software applications and related services to the education industry. In connection with his promotion to Chief Accounting Officer, the Company granted Mr. Huff the following awards pursuant to the Company’s 2016 Equity Incentive Plan: (i) 5,000 restricted stock units and (ii) 5,000 performance stock units. The vesting of Mr. Huff’s grants are on the same terms as those of the RSU Grant and PSU Grant awarded to Mr. Brickley and are subject to Mr. Huff’s continued service to the Company through each applicable vesting date or event.

There is no arrangement or understanding between Mr. Huff and any other person pursuant to which he was selected as Chief Accounting Officer. Mr. Huff has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of February 4, 2019, by and between Everbridge, Inc. and Patrick Brickley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: March 7, 2019	By:	/s/ Elliot J. Mark
Elliot J. Mark
Senior Vice President, General Counsel and Secretary

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